Exhibit 95

Mine Safety Disclosure

Mine or Operating Name/MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)	Total Number of Mining- Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern Under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)

Center Mine / 3200218	4	—	—	—	—	$7,977	—	No	No	—	—	—

For the year ended December 31, 2013, BNI Coal, owner of Center Mine, received four significant and substantial (S&S) citations under Section 104(a) of the Mine Safety Act. The total penalties assessed on BNI with respect to its citations were $7,977. As of the date of filing this Form 10-K, no penalty has yet been assessed or proposed with respect to one of the S&S citations. For the year ended December 31, 2013, there were no citations, orders, violations or notices received under Sections 104(b), 104(d), 107(a), 104(e) or 110(b)(2) of the Mine Safety Act and there were no fatalities.